Exhibit 10.3

CO-INVESTMENT AGREEMENT

THIS CO-INVESTMENT AGREEMENT, dated as of March 25, 2021, is made by and between Eastward Fund Management, LLC, a Delaware limited liability company (“Lender”), and Augmedix, Inc., a Delaware corporation (“Augmedix”).

Preliminary Statement. Lender agreed to enter into that certain Loan and Security Agreement dated as of the date hereof (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”) between Lender, Augmedix and Augmedix’s subsidiary, Augmedix Operating Corporation. Unless otherwise specified, capitalized terms used herein have the definitions specified in the Loan Agreement. Lender and Augmedix also desire to enter into this Co-Investment Agreement pursuant to which Lender and Augmedix seek to address Lender’s right to invest in Borrower’s subsequent equity rounds.

Now, therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. Right of Lender to Participate in Subsequent Equity Financing[s] of Borrower. Upon Borrower’s execution of a term sheet relating to Borrower’s issuance of securities (“New Securities”) to institutional, venture capital and/or other financial investors for cash for financing purposes following the date hereof (a “New Issuance”), Augmedix shall, as soon as possible, but in any event within five (5) Business Days prior to the completion of the New Issuance, deliver to Lender a copy of such executed term sheet (the “Offer Notice”). For the avoidance of doubt, Borrower’s issuance of promissory notes in connection with a bridge financing shall not be deemed to be a New Issuance but any conversion of such promissory notes into securities shall constitute a New Issuance. In the event of a New Issuance, Lender (or Lender’s Affiliates) shall have the right, at its election and in its sole discretion, to purchase up to that number of New Securities in the New Issuance having an aggregate purchase price of up to $3,000,000 (if Augmedix only draws the Initial Advance under and as defined in the Loan Agreement) or $3,400,000 (if Augmedix draws the Second Advance under and as defined in the Loan Agreement) (the “Purchase Amount”) at the same per share purchase price and terms upon which the New Securities are being offered to other investors in the New Issuance, such price to be paid in full, in cash, at the time of issuance of such New Securities to Lender. For the avoidance of doubt, Lender’s rights under this Section 1 shall terminate and be of no further force or effect upon the earliest to occur of (A) Lender has purchased New Securities, in one or multiple transactions (whether or not related or a series), in the Purchase Amount, (B) immediately prior to Borrower’s listing on NASDAQ or (C) immediately prior to the dissolution or winding-up of the Company. The rights set forth in this Agreement shall be exercised by Lender, if at all, by written notice to Augmedix delivered not later than ten (10) Business Days after the receipt by Lender of the Offer Notice in accordance with the terms and conditions stated therein. Such equity participation right shall be exclusive of any pro-rata equity rights Lender may be entitled to due to its investment in any of Borrower’s equity securities or upon exercise of the Warrant. The right of Lender to purchase New Securities in a New Issuance of Augmedix as set forth above shall survive the repayment by the Augmedix of its obligations under, or other termination of, the Loan Agreement.

2. Benefit of Agreement. This Co-Investment Agreement shall be binding upon, and inure to and for the benefit of, Lender and Augmedix and their respective successors and assigns and participants in interest. Augmedix agrees that this Co-Investment Agreement may not be assigned by it in whole or in part without the prior written consent of Lender (not to be unreasonably withheld). Lender agrees that, other than with respect to an Affiliate of Lender, which shall not require the prior written consent of Borrower, this Co-Investment Agreement may not be assigned by it in whole or in part without the prior written consent of Augmedix (not to be unreasonably withheld).

3. Miscellaneous. The provisions contained in Section 12, Sections 13.7-13.8 and Sections 13.10-13.24 of the Loan Agreement (including but not limited to, notices, choice of law and waiver of jury trial) are hereby incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Co-Investment Agreement to be duly executed as of the date first above written.

Lender: Eastward Fund Management, LLC

By:	/s/ Dennis P. Cameron
	Name:	Dennis Cameron
	Title:	Chief Executive Officer

Augmedix: Augmedix, Inc.

By:	/s/ Emmanuel Krakaris
	Name:	Emmanuel Krakaris
	Title:	Chief Executive Officer